                                                                   Exhibit 99.2

FOR IMMEDIATE RELEASE



CASELLA WASTE SYSTEMS, INC. ANNOUNCES FOURTH QUARTER AND FISCAL 2002 RESULTS; PROVIDES FISCAL YEAR 2003 GUIDANCE



   RUTLAND, VERMONT (July 1, 2002)--Casella Waste Systems, Inc. (Nasdaq: CWST), a regional, non-hazardous solid waste services company, today reported financial results for the fourth quarter and its 2002 fiscal year, and gave guidance on its expected performance for its 2003 fiscal year.

FOURTH QUARTER AND FISCAL 2002 RESULTS

   For the quarter ended April 30, 2002, the company reported pro forma earnings before interest, taxes, depreciation and amortization (EBITDA) of $21.1 million; pro forma revenues for the quarter were $97.0 million. Pro forma net income for the quarter was $1.6 million. The company's fully diluted pro forma earnings per share (EPS) was $0.03.

   For the fiscal year ended April 30, 2002, the company reported pro forma EBITDA of $92.0 million; pro forma revenues for the twelve-month period were $419.9 million. Pro forma net income was $10.1 million; fully diluted pro forma EPS was $0.29.

   The company also announced that it had generated $33.0 million of operating free cash flow for fiscal year 2002; as of April 30, 2002, the company had cash on hand of $4.3 million, and had an outstanding total debt level of $288.8 million.

   "Quarter after quarter, we continue to execute on our top priorities: strengthening and leveraging our core solid waste assets; striving for the highest levels of excellence in our operations in areas like customer service, safety and training; and positioning the company to capitalize on its emerging opportunities for responsible growth," John W. Casella, chairman and chief executive officer, said.

   Results for the quarter ended April 30, 2002 are reported pro forma to reflect the elimination of (i) revenue related to recyclable commodity hedge contracts; (ii) a loss on the disposal of discontinued operations; and (iii) the elimination of a net loss on the sale and impairment of certain assets. Results for the twelve months ended April 30, 2002 are reported pro forma to reflect, in addition to the foregoing,
(i) the elimination of gains and losses on the sale of certain assets; (ii) an equity loss; (iii) losses arising from the bankruptcy of Enron; and (iv) the elimination of a change in accounting principle.

   More detailed financial results are contained in the tables accompanying this release, including the company's results on a GAAP basis.

FISCAL 2003 OUTLOOK

   The company also announced its guidance for its fiscal year 2003, which began May 1, 2002.

   For the fiscal year 2003, the company believes that its results will be in the following ranges:

       o      Revenues between $415 million and $435 million;
       o      EBITDA between $87 million and $91 million;
       o      Operating free cash flow between $19 million and $24 million; and
       o      Capital expenditures between $38 million and $40 million.

   "When comparing the projected range of fiscal 2003 EBITDA with fiscal 2002 EBITDA performance of $92 million, it's important to take a number of factors into consideration," Casella said, "including the following:

       o "Our strategic divestiture of non-core assets reduced EBITDA by $1.7 million;
       o "Our insurance premiums have risen by approximately $6 million for fiscal 2003, reflecting the significant cost of insurance coverage post the September 11 attacks;
       o "Our Woburn landfill is expected to close in the first quarter of fiscal 2003, which we've only partially offset with an agreement to acquire 700,000 tons of capacity in eastern Massachusetts.

   "It's also important to note the assumptions we have not built into our EBITDA guidance," Casella said. "First, we've budgeted for flat volume growth over the next year," Casella said. "To the extent the economy improves, this represents upside to our numbers. Also, assuming we are successful in completing the note offering and bank refinancing that we are also announcing today, we expect to pursue a selective and opportunistic acquisition program marked by a responsible approach to growth. Our EBITDA guidance assumes no growth through acquisitions other than a minimal amount of small tuck-ins.

   "In addition, we are not incorporating sustained upside growth in commodity prices this year," Casella said. "If commodity prices stay at current levels for the duration of the fiscal year, they would be above our current budget projection."

COMPANY ACQUIRES DISPOSAL CAPACITY IN E. MASSACHUSETTS

   The company also announced today that it had completed a transaction giving the company slightly more than 700,000 tons of construction and demolition disposal capacity over the next three years in its eastern Massachusetts market. The agreement with New England Waste Management Corp. allows the company to partially replace the annual tonnage capacity the company had at the Woburn, Mass. landfill.

IMPACT OF ACCOUNTING RULE CHANGES UNDER SFAS NO. 142

   The company also said it will be adopting accounting changes required under SFAS No. 142 eliminating the amortization of goodwill and requiring an annual assessment of goodwill impairment. In accordance with this rule, the company's remaining goodwill will not be amortized going forward and, upon adoption, it is expected that certain goodwill arising from the acquisition of KTI, will be impaired in the estimated amount of $63.0 million, and the amount of the impairment will be charged to earnings as a cumulative effect of a change in accounting principles.

   Casella Waste Systems, headquartered in Rutland, Vermont, provides collection, transfer, disposal and recycling services primarily in the northeastern United States.

   For further information, contact Richard Norris, chief financial officer; or Joseph Fusco, vice president; at (802) 775-0325, or visit the company's website at http://www.casella.com.

   The company will host a conference call to discuss these results on Tuesday, July 2, 2002 at 10:00 a.m. EST. Individuals interested in participating in the call should dial 719-457-2641 at least 10 minutes before start time. The call will also be webcast; to listen, participants should visit the investor section of Casella Waste Systems' website at http://www.casella.com/value.htm and follow the appropriate link to the webcast. A replay of the call will be available by calling 719-457-0820 (conference code 279488) or by visiting the company's website, before 11:59 p.m. EST, Tuesday, July 9, 2002.

SAFE HARBOR STATEMENT

   Certain matters discussed in this press release are "forward-looking statements" intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such by the context of the statements, including words such as the Company "believes," "anticipates," "expects" or words of similar import. Similarly, statements that describe the Company's future plans, objectives or goals are forward-looking statements. Such forward-looking statements, and all phases of our operations, involve a number of risks and uncertainties, any one or more of which could cause actual results to differ materially from those described in our forward-looking statements. Such risks and uncertainties include or relate to, among other things, our ability to complete the refinancing of our senior bank credit facilities and issue senior subordinated notes; our ability to make acquisitions and otherwise develop additional disposal capacity; general economic conditions; and fluctuations in the commodity pricing of our recyclables. Other factors which could materially affect such forward-looking statements can be found in our periodic reports filed with the Securities and Exchange Commission, including risk factors detailed in Management's Discussion and Analysis in our Form 10-K for the fiscal year ended April 30, 2001 and in our most recently-filed Form 10-Q.

(tables follow)

07/01/02

                  CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                    (in thousands, except amounts per share)


                                                                   Three Months Ended
                                                    ---------------------------------------------------
                                                        April 30,        April 30,          April 30,
                                                          2001             2002              2002(1)
                                                                                           (Proforma)
                                                    ---------------- --------------- ------------------
Revenues                                                  $99,583         $97,506            $97,001
                                                    ---------------- --------------- ------------------
Operating Expenses:
  Cost of Operations                                       67,865          64,156             64,156
  General and Administration                               17,512          11,916             11,916
  Depreciation and Amortization                            12,567          12,306             12,306
  Impairment Charge                                        59,619               0                  0
  Restructuring and Other Non-recurring Charges             9,964            (438)                 0
                                                    ---------------- --------------- ------------------
                                                          167,527          87,940             88,378
                                                    ---------------- --------------- ------------------
Operating Income                                          (67,944)          9,566              8,623
                                                    ---------------- --------------- ------------------
Other (Income) Expense:
  Interest Expense, Net                                     8,746           6,792              6,792
  (Income) Loss from Equity Method Investments, net         9,731            (549)              (549)
  Gain on Sale of Bangor Hydro warrants                    (1,605)              0                  0
  Minority Interest                                            77            (151)              (151)
  Other (Income) Expense                                    3,392             480                192
                                                    ---------------- --------------- ------------------
                                                           20,341           6,572              6,284
                                                    ---------------- --------------- ------------------
Income (Loss) from Continuing Operations before
  Income Taxes                                            (88,285)          2,994              2,339
Provision for Income Taxes                                (13,811)            363                777
                                                    ---------------- --------------- ------------------

Net Income (Loss) from Continuing Operations              (74,474)          2,631              1,562

(Income) Loss from Discontinued Operations,
      net of Income Taxes                                  16,972               0                  0
Loss on Disposal of Discontinued
     Operations, net of Income Taxes                        1,443           1,950                  0
Cumulative Effect of Change in Accounting
      Principle, net of Income Taxes                            0               0                  0

                                                    ---------------- --------------- ------------------
Net Income (Loss)                                         (92,889)            681              1,562
                                                    ---------------- --------------- ------------------

Accretion of Preferred Stock Dividend                         680             744                744
                                                    ---------------- --------------- ------------------
Net Income (Loss) Available to Common Stockholders       ($93,569)           ($63)              $818
                                                    ================ =============== ==================
EBIT                                                      (67,944)          9,566              8,623
EBITDA                                                     14,129          21,585             21,080
Common Stock and Common
 Stock Equivalent Shares Outstanding,
 Assuming Full Dilution                                    23,184          23,751             24,390
                                                    ================ =============== ==================
Earnings (Loss) per Share                                  ($4.04)          $0.00              $0.03
                                                    ================ =============== ==================

                                                                      Twelve Months Ended
                                                    ---------------------------------------------------
                                                        April 30,       April 30,          April 30,
                                                          2001            2002              2002(1)
                                                                                          (Proforma)
                                                    ---------------- --------------- ------------------
Revenues                                                 $479,816        $420,821           $419,933
                                                    ---------------- --------------- ------------------
Operating Expenses:
  Cost of Operations                                      323,703         275,706            275,706
  General and Administration                               62,612          53,105             52,373
  Depreciation and Amortization                            52,883          50,696             50,696
  Impairment Charge                                        59,619               0                  0
  Restructuring and Other Non-recurring Charges             9,964            (438)                 0
                                                    ---------------- --------------- ------------------
                                                          508,781         379,069            378,775
                                                    ---------------- --------------- ------------------
Operating Income                                          (28,965)         41,752             41,158
                                                    ---------------- --------------- ------------------
Other (Income) Expense:
  Interest Expense, Net                                    38,647          30,571             30,571
  (Income) Loss from Equity Method Investments, net        26,256          (1,899)            (4,291)
  Gain on Sale of Bangor Hydro warrants                    (3,131)         (1,654)                 0
  Minority Interest                                         1,026            (154)              (154)
  Other (Income) Expense                                    3,209          (2,826)               (89)
                                                    ---------------- --------------- ------------------
                                                           66,007          24,038             26,037
                                                    ---------------- --------------- ------------------
Income (Loss) from Continuing Operations before
  Income Taxes                                            (94,972)         17,714             15,121
Provision for Income Taxes                                (12,731)          5,887              5,025
                                                    ---------------- --------------- ------------------

Net Income (Loss) from Continuing Operations              (82,241)         11,827             10,096

(Income) Loss from Discontinued Operations,
      net of Income Taxes                                  15,448               0                  0
Loss on Disposal of Discontinued
     Operations, net of Income Taxes                        3,846           4,096                  0
Cumulative Effect of Change in Accounting
      Principle, net of Income Taxes                            0             250                  0

                                                    ---------------- --------------- ------------------
Net Income (Loss)                                        (101,535)          7,481             10,096
                                                    ---------------- --------------- ------------------

Accretion of Preferred Stock Dividend                       1,970           3,010              3,010
                                                    ---------------- --------------- ------------------
Net Income (Loss) Available to Common Stockholders      ($103,505)         $4,471             $7,086
                                                    ================ =============== ==================
EBIT                                                      (28,965)         41,752             41,158
EBITDA                                                     92,475          92,164             92,008
Common Stock and Common
 Stock Equivalent Shares Outstanding,
 Assuming Full Dilution                                    23,189          24,169             24,169
                                                    ================ =============== ==================
Earnings (Loss) per Share                                  ($4.46)          $0.19              $0.29
                                                    ================ =============== ==================

The accompanying notes are an integral part of these consolidated financial statements.

NOTES:

(1) Proforma amounts reflect the following:
Three months ended, April 30, 2002:

       (i) the elimination of revenue amounting to $505 related to accounting for commodity hedge contracts in accordance with FAS 133 arising from the Enron bankruptcy.
       (ii)   the elimination of net restructuring charge adjustments of $438.
       (iii) the elimination of $288 in other expense related to additional gain on the sale of Multitrade group as well as the impairment of USPL equity holdings.
       (iv)   the elimination of a Loss on Disposal of Discontinued Operations.

Twelve months ended, April 30, 2002 (in addition to the foregoing):

       (i) the elimination of the equity loss from New Heights amounting to $2,392.
       (ii) the elimination of the gain on sale of Bangor Hydro warrants amounting to $1,654.
       (iii) the elimination of the gain on sale of the Multitrade group ($4,006) and S&S Disposal ($691), which are included in Other Income.
       (iv) the elimination of the Loss on Disposal of Discontinued Operations, which includes the sale of the Tire business, and the writedown of a Commercial Recycling facility to net realizable value.
       (v) the elimination of the writeoffs related to commodity hedge contracts and trading with Enron. These amounts are included in Revenues, G&A expenses and Other Income ($2,021).
       (vi)   the elimination of a change in accounting principle.

(2) Proforma Revenue

Proforma Revenue represents revenue eliminating divested operations (PERC, Multitrade, Timbers, Manner Resins, US Fiber, TWM, Erie Hauling, S&S Disposal, Ameri-Can and Resource Transfer Station) as if they had been sold as of May 1, 2000. Proforma Revenue is not a measure of financial performance under generally accepted accounting principles, but is provided because the Company understands that certain investors use this information when analyzing the financial position and performance of the Company.

                                                                              THREE MONTHS ENDED:

                                                      04/30/01       07/31/01          10/31/01          01/31/02          04/30/02
                                                      --------       --------          --------          --------          --------

                          Solid Waste Operations        67,504         82,194            82,374            74,219            70,590
                                       Recycling        26,110         23,503            23,225            23,449            24,126
                                           Other         4,906          3,461             3,648             3,521             2,790

                                                 -------------- --------------   ---------------   ---------------   ---------------
                                Proforma Revenue        98,520        109,158           109,247           101,189            97,506
                                                 -------------- --------------   ---------------   ---------------   ---------------

(3) Proforma EBITDA

Proforma EBITDA represents operating income (earnings before interest and taxes, or "EBIT") plus depreciation and amortization expense, impairment charge, restructuring charge, legal settlements, other miscellaneous charges and merger-related costs less minority interest eliminating divested operations (PERC, Maine Energy Minority Interest, Multitrade, Timbers, Manner Resins, US Fiber, TWM, Erie Hauling, S&S Disposal, Ameri-Can and Resource Transfer Station) as if they had been sold as of May 1, 2000. Proforma EBITDA is not a measure of financial performance under generally accepted accounting principles, but is provided because the Company understands that certain investors use this information when analyzing the financial position and performance of the Company.

                                                                              THREE MONTHS ENDED:

                                                      04/30/01       07/31/01          10/31/01          01/31/02          04/30/02
                                                      --------       --------          --------          --------          --------

                          Solid Waste Operations        16,739         22,489            23,580            18,705            19,072
                                       Recycling         1,221          1,195             1,827             1,854             2,378
                                           Other          (686)          (466)             (176)              494               135

                                                 -------------- --------------   ---------------   ---------------   ---------------
                                 Proforma EBITDA        17,274         23,218            25,231            21,053            21,585
                                                 -------------- --------------   ---------------   ---------------   ---------------


                                       2